SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:                   |_|   Confidential, for Use of the
|_|   Preliminary Proxy Statement                  Commission Only (as permitted
|X|   Definitive Proxy Statement                   by Rule 14a-6(e)(2))
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to |_| Rule 240.14a-11(c) or |_| Rule
      240.14a-12

                                    IPI, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2)
      of Schedule 14A
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transactions applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                    IPI, INC.

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS


                                                          Minneapolis, Minnesota
                                                                   March 6, 1998

TO THE SHAREHOLDERS OF IPI, INC.:

         Notice is hereby given that the Annual Meeting of the Shareholders of IPI, Inc. will be held on April 2, 1998, at 3:00 p.m. at the IPI, Inc. corporate offices located at 15155 Technology Drive, Eden Prairie, Minnesota, for the following purposes:

         1. To elect six directors to serve until the next Annual Meeting of Shareholders;

         2. To ratify and appoint Arthur Andersen LLP as independent auditors for fiscal year 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors


                                       David A. Mahler
                                       SECRETARY




TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                    IPI, INC.
              15155 TECHNOLOGY DRIVE, EDEN PRAIRIE, MINNESOTA 55344

                         ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 2, 1998
                                 PROXY STATEMENT

      This Proxy Statement is furnished to the holders of Common Stock of IPI, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use in connection with the 1998 Annual Meeting of the Shareholders to be held April 2, 1998, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. The Company expects that the Notice of Annual Meeting, Proxy Statement and form of proxy will be mailed to the Shareholders on or about March 6, 1998.

      Shareholders of record at the close of business on March 2, 1998 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of March 2, 1998, the Company had 4,734,087 shares of its common stock, $.01 par value (the "Common Stock"), issued, outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of voting securities of the Company. Each holder of outstanding shares of the Common Stock is entitled to one vote per share on all matters being presented at the Annual Meeting. There is no cumulative voting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

      The enclosed proxy, when properly signed and returned to the Company, will be voted by the persons named therein at the Annual Meeting as directed therein. Proxies in which no designation is made with respect to the various matters of business to be transacted at the Annual Meeting will be voted for the nominees for directors as proposed herein; for the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the current year; and in the best judgment of the persons named in the proxy as to any other matters which may properly come before the Annual Meeting.

      A proxy may be revoked at any time prior to its being exercised at the Annual Meeting by written notification to the Secretary of the Company. Personal attendance at the Annual Meeting is not sufficient to revoke a proxy unless a written notice of proxy termination is filed with an officer of the Company at the Annual Meeting.

      The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. Some of the officers, directors and regular management employees of the Company may also solicit proxies on behalf of management in person or by facsimile transmission or telephone. No additional compensation will be paid to such persons therefor; however, any costs thereof will be borne by the Company. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Common Stock.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of March 2, 1998, (i) by each person known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) by each of the directors and nominees for election to the Board of Directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table below and (iv) by all directors and executive officers as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares listed.

                                                    Number of Shares             Percent of
    Name and Address                              Beneficially Owned(1)     Outstanding Shares(2)
    ----------------                              ---------------------     ---------------------
Jacobs Industries, Inc.                               1,672,772                   35.33%
  100 South Fifth Street, Suite 2500
  Minneapolis, MN 55402

Irwin L. Jacobs (3)                                   1,672,772 (4)               35.33%
  100 South Fifth Street, Suite 2500
  Minneapolis, MN 55402

Dennis M. Mathisen (3)                                1,601,044 (5)               33.82%
  903 North Third Street
  Minneapolis, MN 55401

Marshall Financial Group, Inc.                        1,592,044                   33.63%
  903 North Third Street
  Minneapolis, MN 55401

Daniel T. Lindsay (3)                                   390,771 (6)                8.25%
  100 South Fifth Street, Suite 2500
  Minneapolis, MN 55402

Robert J. Sutter (3)                                     74,000                    1.55%
  15155 Technology Drive
  Eden Prairie, MN 55344

Dr. Kenneth J. Roering (3)                               50,000                    1.06%
  University of Minnesota Dept. of Marketing
  3-140 Carlson School of Business
  321 19th Avenue South
  Minneapolis, MN 55455

David M. Engel                                           13,000 (7)                  *
  15155 Technology Drive
  Eden Prairie, MN 55344



Howard Grodnick (3)                                      20,600 (8)                  *
  901 Third Street North
  Minneapolis, MN 55401

David C. Oswald                                           8,100                      *
  15155 Technology Drive
  Eden Prairie, MN 55344

All directors and officers as a group                 3,858,287                   79.65%
  (10 individuals)


-------------------------
  * Less than one percent

(1) The table above contains options exercisable within 60 days of March 2, 1998 in the following amounts: Robert J. Sutter - 54,000 shares; Daniel T. Lindsay - 4,000 shares; David M. Engel - 8,000 shares; Howard Grodnick - 12,000 shares; David C. Oswald - 8,000 shares; and all directors and executive officers as a group (ten persons) - 97,000 shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right to acquire them as of March 2, 1998 or within sixty days of such date are treated as outstanding when determining the percentage shown for a person or group, but are not treated as outstanding when determining the percentages shown for any other person or group.

(3) Currently a member of, and nominee for election to, the Board of Directors of the Company.

(4) Includes 1,672,772 shares owned by Jacobs Industries, Inc. Jacobs Industries, Inc. is owned by Irwin L. Jacobs (66.7%), James O. Pohlad (11.1%), Robert C. Pohlad (11.1%) and William M. Pohlad (11.1%). Mr. Jacobs disclaims beneficial ownership of the shares held by Jacobs Industries, Inc. in excess of his pro rata portion.

(5) Includes 1,592,044 shares held by Marshall Financial Group, Inc. which is owned 100% by Mr. Mathisen.

(6) Includes 49,271 shares held by Mr. Lindsay's wife, 5,000 shares held by Mr. Lindsay's adult son, and 5,000 shares held by Mr. Lindsay's minor son, all of which Mr. Lindsay disclaims beneficial interest.

(7) Includes 2,000 shares owned by Mr. Engel's wife, of which Mr. Engel disclaims beneficial interest.

(8) Includes 6,600 shares owned by Mr. Grodnick's wife, of which Mr. Grodnick disclaims beneficial interest.


                                CHANGE IN CONTROL

         On January 5, 1998, Jacobs Industries, Inc. ("JII") sold 1,608,500 shares (approximately 34%) of common stock, par value $.01 per share, of the Company ("Common Stock") to Marshall Financial Group, Inc. ("Marshall"), and certain affiliates of Marshall, pursuant to an Option Agreement, Security Agreement and Buy-Sell Agreement, dated May 28, 1997 (the "Agreement") for a purchase price per share of $4.20. In addition, concurrently with such sale, JII and Marshall each exercised an option agreement, on substantially the same terms, with Dorothy Galloway, wife of a former officer and director of the Company and the holder of approximately 6.7% of the Common Stock, for the purchase and sale of an aggregate of 158,544 shares of the Common Stock.

         The price for the shares purchased pursuant to each option agreement was paid one-half in cash on January 5, 1998 and one-half in a promissory note of the purchaser, due and payable January 5, 1999 and bearing interest (payable quarterly) at 1% per annum in excess of the prime rate in effect from time to time at U.S. Bancorp. A portion of the shares purchased pursuant to the three option agreements were pledged to the seller to secure the respective promissory notes.

         Concurrent with the January 5, 1998 transaction, Ms. Galloway sold her remaining 158,543 shares (approximately 3.3%) of Common Stock, for all cash at a per share price of $4.00, to Marshall, JII, their affiliates or affiliates of the Company. As a result of these transactions, such persons own the shares described in the Section "Security Ownership of Certain Beneficial Owners and Management."

         Pursuant to the Agreement, JII and Marshall have entered into a buy-sell agreement, pursuant to which upon specified notice either party has the right to purchase certain shares owned by the other party, or to require the other party to purchase certain of its shares. The buy-sell agreement terminates upon mutual agreement of JII and Marshall. JII owns 1,672,772 shares subject to the buy-sell agreement, and Marshall owns 1,592,044 shares subject to the buy-sell agreement.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

      The number of members of the Board of Directors is currently six. Four of the nominees below were elected to the Board at the last Annual Meeting and all are currently serving as directors of the Company. Messrs. Roering and Mathisen were elected to the Board in August 1997 and December 1997, respectively, to fill vacancies on the Board. Under Minnesota law, as well as the Company's Articles of Incorporation and Bylaws, directors elected to fill vacancies serve only until the next annual meeting of shareholders.

      Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the six nominees. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The affirmative vote of a majority of the outstanding shares of the Common Stock is necessary to elect each nominee. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

      Certain biographical information furnished by the Company's Board of Directors is set forth below.

        NAME, BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND SELECTED
             OTHER INFORMATION CONCERNING THE DIRECTORS AND NOMINEES

      ROBERT J. SUTTER, 54, was elected President and Chairman of the Board of Directors of the Company in March 1994. Since September 1995, Mr. Sutter has also served as CEO of the Company and as CEO of Insty- Prints, Inc. From August 1991 to March 1994, Mr. Sutter was President of Minstar, Inc. and President and Chief Executive Officer of its subsidiary, Genmar Industries, Inc., a leading recreational power boat manufacturer. From 1989 to August 1991, Mr. Sutter was Senior Vice President of Operations of Jacobs Management Corporation. Prior to 1989, Mr. Sutter was President of the Sports Products Group of Minstar, Inc.

      IRWIN L. JACOBS, 56, was elected a Director in March 1997. Mr. Jacobs is Chairman of the Board of Genmar Holdings, Inc. a leading recreational power boat manufacturer. Mr. Jacobs has also served as: Chairman and President of Jacobs Industries, Inc., a holding company (since 1977); President and a director of Jacobs Management Corporation, a management services company (since 1981); Chairman of Watkins, a company engaged in direct marketing of household and health products (since 1978); Chairman of Jacobs Trading Company, a company engaged in wholesale and retail sale of close-out merchandise (since 1989); President and Chief Executive Officer of Jacobs Investors, Inc., a management services company and of IMR General, Inc., which is the general partner of IMR Management Partners, L.P., the general partner of the IMR Fund, L.P., an equity investment fund partnership (since 1990). Mr. Jacobs is the father-in-law of Howard Grodnick.

      DANIEL T. LINDSAY, 53, was elected a Director in March 1997. Mr. Lindsay has served as: a director of Genmar Holdings, Inc., a leading recreational power boat manufacturer since 1994; Secretary and a director of Jacobs Industries, Inc. (since 1977); Secretary and a director of Watkins (since 1979); Secretary and a director of Jacobs Management Corporation (since 1981); and Secretary and a director of Jacobs Investors, Inc. and IMR General, Inc., a limited partner in IMR Management L.P., the general partner of IMR Fund, L.P. (since 1992).

      HOWARD GRODNICK, 36, was elected a Director in March 1994. From 1990 to the present, Mr. Grodnick has been Vice President of Sales of Jacobs Trading Co., a business that purchases and sells close-out and discontinued merchandise, excess inventories and bankruptcy assets. From 1986 to 1990, Mr. Grodnick was a manufacturers representative for various lines of fashion apparel. Mr. Grodnick is the son-in-law of Irwin Jacobs.

      DENNIS M. MATHISEN, 58, was elected a Director in December 1997, to fill a vacancy in the Company's Board of Directors. Mr. Mathisen is the Chairman of the Board of Governors of Marshall Ventures, LLC, and Chief Executive Officer of Marshall Financial Partners, L.P. Mr. Mathisen is President and 100% owner of Marshall Financial Group, Inc., and most recently was President, Chairman of the Board and Chief Executive officer of Mountain Parks Financial Corp. Mr. Mathisen is currently on the Board of Directors of Community First Bancshares, Inc. and Transport Corporation of America, Inc. In 1977, he became associated with Irwin

L. Jacobs and related companies, where he served until December 1988, principally as Executive Vice President of Jacobs Management Corporation.

      DR. KENNETH J. ROERING, 55, was elected a Director in August 1997, to fill a vacancy on the Company's board of Directors. Dr. Roering is the Pillsbury Company - Paul S. Gerot Chair in Marketing and Professor of marketing in the Carlson School of Management at the University of Minnesota. He is currently on the Board of Directors of ArcticCat Inc., TSI Inc., Sheldahl, Inc. and Transport Corporation of America, Inc. Dr. Roering also serves as the Chief Marketing Strategist of Marshall Financial Partners, L.P., and is an employee of Marshall Financial Group, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      In March 1997, the Board of Directors was reduced from seven to five persons following the retirements of certain former directors of the Company. Messrs. Jacobs and Lindsay were elected by the remaining members of the Board to fill two of the resulting vacancies and were subsequently reelected by shareholders at the April 9, 1997 Annual Meeting. In May 1997 the Board of Directors was increased to six persons with the election of Dr. Kenneth J. Roering to the Board by the existing directors. In December 1997 Mr. Thomas Galloway, a director since 1994, retired from the Board. He was replaced on the Board by the election of Dennis Mathisen to the Board by the existing directors. Directors who are employees of the Company do not receive any additional compensation for service as directors. Each non-employee director is solely compensated under the 1994 Non-Employee Directors' Stock Option Plan, except for Messrs. Jacobs and Mathisen who chose not to accept any options under the Plan.

      The Board of Directors has established two Board committees, an Audit Committee and a Compensation Committee. Until March 1997, the members of both the Audit and Compensation Committees were Clarence Frame, Patrick Stotesbery and Gerald Schwalbach. From March 1997 to April 1997, the Board of Directors assumed the duties and responsibilities of these committees. In April 1997, the Board elected Messrs. Grodnick, Lindsay and Jacobs to the Compensation Committee and Audit Committee. These Board members served on these committees until December 1997, when the Board elected Messrs. Lindsay, Grodnick and Roering to serve on both the Audit and Compensation Committees. The Company does not have a nominating committee.

      There were five meetings of the Board of Directors during fiscal 1997. All of the then incumbent directors attended 100% of the meetings of the Board and committees on which they served.

      The Audit Committee did not meet during fiscal 1997. The Audit Committee is authorized to recommend to the Company's Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and to review the planned scope of the annual external audit, the independent accountants' report to management and management's responses thereto. The Compensation Committee met one time during fiscal 1997. The Compensation Committee is authorized to establish remuneration levels for Executive Officers, review the performance of the Chief Executive Officer, review management organization and development, review significant non-equity based employee benefit and executive compensation programs and establish and administer equity-based executive compensation programs.

                        EXECUTIVE OFFICERS OF THE COMPANY

      DAVID M. ENGEL, 50, was elected Chief Financial Officer of IPI, Inc. on March 17, 1995 and has been Vice President - Finance, Chief Financial Officer of Insty-Prints since January 1995. From January 1993 to January 1995, Mr. Engel was President and Chief Operating Officer of Mac Birdie Golf Gifts, Inc., a Minnesota corporation and franchisor of retail shops selling golf accessories and related items. From January 1978 to January 1993, Mr. Engel was employed by Farm Credit Bank of St. Paul, Minnesota with his most recent position being that of Senior Vice President - Finance.

      DAVID A. MAHLER, 41, was elected Secretary of the Company in March 1994. He also served as Chief Financial Officer of the Company from March 1994 to March 17, 1995. Mr. Mahler has been Treasurer of Insty-Prints since September 1989. He has been Vice President and Treasurer of Jacobs Management Corporation since 1985 and also currently serves as an officer for several other companies affiliated with Jacobs Management Corporation. Mr. Mahler expects to spend approximately 20% of his time working for the Company.

      DAVID C. OSWALD, 43, was elected Vice President of the Company and Executive Vice President of Insty- Prints, Inc. in December 1997. Prior to that he was Vice President-Development of Insty-Prints since October 1993. Mr. Oswald was an independent consultant in the quick printing industry from February 1993 to October 1993. From July 1989 through January 1993, Mr. Oswald was Director of Franchise Development for AlphaGraphics, Inc., a national quick print franchisor. From March 1988 to June 1989, Mr. Oswald was Vice President of Franchise Development for CopyMat, Inc., a regional quick print franchisor.

      THOMAS C. JOHNSON, 53, was elected Vice President-Marketing of Insty-Prints, Inc. on April 1, 1997. Mr. Johnson owned and operated an Insty-Prints franchise from June 1985 to March 1997 in Bloomington, Minnesota. From April 1975 to May 1985 Mr. Johnson was employed by Telex Communications, Inc. a worldwide manufacturer and distributor of electronic recording and communications devices. While at Telex, Inc. Mr. Johnson held several positions in sales and marketing management.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the Company's most highly paid executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executives").

                                                                      Long Term Compensation
                                          Annual Compensation                  Awards
                                  ---------------------------------  ------------------------

                                                       Other         Securities
Name and                                               Annual        Underlying  All Other
Principal                                              Compen-       Options     Compen-
Position                   Year   Salary($)  Bonus($)  sation($)(1)  (#)(2)      sation($)(3)
-----------------------    ----   ---------  --------  ------------  ---------   ------------
Robert J. Sutter           1997    207,800   103,000       527        22,000        2,375
 PRESIDENT & CHIEF         1996    190,483    50,000       288        10,000          -0-
 EXECUTIVE OFFICER         1995        -0-       -0-       -0-        10,000          -0-

David C. Oswald            1997     83,324    41,700       164         2,000        1,532
 VICE PRESIDENT            1996     75,600    32,680       145         2,000          788
                           1995     69,677    29,000       135         2,000          992

David M. Engel             1997     69,167    35,400       112         2,000        1,458
 CHIEF FINANCIAL           1996     59,750    28,000       101         2,000        1,249
 OFFICER                   1995     48,815    23,500        84                        534

Thomas S.  Galloway        1997    113,653    51,950       328         3,000        2,709
 RETIRED 11/97             1996    110,500    43,300    19,503         3,000        1,908
                           1995    105,556    37,500     5,847         3,000        1,806

----------------
(1)   Represents amounts paid for auto, insurance and relocation fees.

(2) Represents options to purchase shares of common stock of the Company becoming exercisable during the fiscal year.

(3) The amount represents the Company contribution for its 401(k) Plan for the individual.

                    STOCK OPTION GRANTS AND EXERCISES TABLES

         The following tables summarize stock option grants and exercises during fiscal 1997 to or by the Named Executives. Although the Company's 1994 Long Term Incentive Plan allows the granting of SARs, no SARs were granted or exercised during fiscal 1997.

                          OPTION GRANTS IN FISCAL 1997

                                                          Individual Grants
                               --------------------------------------------------------------------
                                     Number of
                               Securities Underlying   % of total Options   Exercise or
                                  Options Granted     Granted to Employees  Base Price   Expiration
Name                                   (#)(1)            in Fiscal 1997      ($/Sh)(2)      Date
-------------------------      ---------------------  --------------------  -----------  ----------
Robert J. Sutter                        -0-                    -0-              --           --


David M. Engel                        10,000                  18.5%            4.00       04/09/07

David C. Oswald                       10,000                  18.5%            4.00       04/09/07

Thomas S. Galloway                    10,000                  18.5%            4.00       03/18/98

--------------------
(1) Each stock option granted has a ten-year term. The options granted vest and become exercisable over five years in equal installment.

(2) All stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, which was the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on such date.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                       OPTION VALUES AT END OF FISCAL 1997

                                                                     Number of                  Value of
                                                               Securities Underlying           Unexercised
                                                                Unexercised Options       In-the-Money Options
                              Shares                         at November 30, 1997(#)   at November 30, 1997($)(1)
                            Acquired on        Value               Exercisable/               Exercisable/
Name                         Exercise(#)    Realized($)(1)        Unexercisable              Unexercisable
-----------------------     ------------    --------------        -------------              -------------
Robert J. Sutter                -0-              -0-              42,000/68,000                 -0-/-0-

David M. Engel                  -0-              -0-               4,000/16,000                 -0-/-0-

Thomas S. Galloway              -0-              -0-               9,000/16,000                 -0-/-0-

David C. Oswald                 -0-              -0-               6,000/14,000                 -0-/-0-


----------------
(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date exercised or November 30, 1997.

                              CERTAIN TRANSACTIONS

CONSULTING AGREEMENT WITH E. KENNEN FISHER

         On November 30, 1987, Insty-Prints, Inc. entered into a 10-year consulting agreement with E. Kennen Fisher (the "Consulting Agreement"). Under the Consulting Agreement, Mr. Fisher assisted the Company in developing and conducting training programs for new and existing franchisees, and advised the Company on marketing the Company's quick print operations, products and services. In addition, the Consulting Agreement provides for Mr. Fisher to be a member of the Board of Directors of Insty-Prints, Inc. during the term of the agreement. Mr. Fisher was also a Director of IPI, Inc. from March 1994 until his retirement from the Board in March 1997. For his services, the Company paid Mr. Fisher an annual fee equal to the greater of (i) four percent of profits of the Company before income taxes and payment of any management fee to an affiliate of Jacobs Industries, Inc., or (ii) $25,000. The Consulting Agreement expired on November 30, 1997, and was not renewed.

MANAGEMENT AGREEMENT WITH JACOBS MANAGEMENT CORPORATION

      IPI, Inc. and Insty-Prints, Inc. have each entered into separate, but substantially identical, one year Management Services Agreements (collectively, the "Management Agreements") with Jacobs Management Corporation, an affiliate of the Company, each effective as of December 1, 1996. The Management Agreements are renewable for two additional one year terms, unless the parties otherwise agree. Accordingly, the Agreement is in effect until December 1, 1998. Jacobs Management Corporation is owned approximately 68% by Irwin L. Jacobs and 32% by Daniel T. Lindsay.

      Pursuant to the Management Agreements, each of IPI, Inc. and Insty-Prints, Inc. has engaged Jacobs Management Corporation to provide managerial and advisory services to both companies when required, including services with respect to general management, financial management, general accounting, marketing and sales assistance, insurance, tax matters, and personnel administration and public relations. The Management Agreements provide that Jacobs Management Corporation shall make available upon request qualified personnel to assist the Company and that Jacobs Management Corporation personnel shall monitor, examine and review the operations of the Company on a regular basis.

      For the services rendered under the Management Agreements, Jacobs Management Corporation received an annual management fee of $55,000, payable over twelve months, from IPI, Inc. and $20,000 from Insty-Prints, Inc. in fiscal 1997 and 1996. For fiscal year 1995, IPI, Inc. and Insty-Prints, Inc. paid total annual management fees of $100,000 to Jacobs Management Corporation. Robert J. Sutter, President and Chief Executive Officer, who was an employee of Jacobs Management Corporation, received no salary from the Company during fiscal 1995, but was compensated by Jacobs Management Corporation. David A. Mahler, Secretary, who is an employee of Jacobs Management Corporation, received no salary from the Company during fiscal 1995, 1996, or 1997, but was compensated by Jacobs Management Corporation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers and all persons who beneficially own more than ten percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Officers, directors and greater than ten percent beneficial owners are also required to furnish the Company with copies of all
Section 16(a) reports they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended November 30, 1997, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners were satisfied.

       PROPOSAL TWO: RATIFICATION AND APPOINTMENT OF INDEPENDENT AUDITORS

      Arthur Andersen LLP were the auditors for the fiscal year ended November 30, 1997, and the Company has selected them as auditors for the fiscal year ending November 30, 1998. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from Shareholders during the meeting.

VOTE REQUIRED
      If a quorum is present and voting, the affirmative vote of a majority of the votes cast for the ratification and appointment of the independent auditors will be required to ratify and appoint the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND
APPOINTMENT OF THE INDEPENDENT AUDITORS.

                              SHAREHOLDER PROPOSALS

      Any proposal by a shareholder which may properly be presented at the next Annual Meeting of the Company's shareholders must be received at the Company's principal executive offices, 15155 Technology Drive, Eden Prairie, Minnesota, not later than October 24, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

      To the extent that information contained in the Proxy Statement is peculiarly within the knowledge of persons other than the management of the Company, it has relied on such persons for the accuracy and completeness thereof.

                                  ANNUAL REPORT

      An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended November 30, 1997 accompanies this Notice of Annual Meeting and proxy solicitation material.

      PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


                      By Order of the Board of Directors,


                      David A. Mahler, SECRETARY

                                      PROXY
                                    IPI, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies given by the undersigned for the Annual Meeting of the Shareholders of IPI, Inc. to be held on Thursday, April 2, 1998 at 3:00 p.m., at the principal offices of IPI, Inc. located at 15155 Technology Drive, Eden Prairie, Minnesota, hereby appoints Robert J. Sutter as proxy, with full power of substitution and revocation, to vote for the undersigned and in the name of the undersigned all shares of common stock of IPI, Inc. of the undersigned, as if the undersigned were personally present and voting at said Annual Meeting, and all adjournments or postponements thereof, upon the following matters:

1.    ELECTION OF DIRECTORS.

      [ ] VOTE FOR all nominees             [ ] VOTE WITHHELD as to all
          listed below (except as marked        nominees listed below.
          to the contrary below).

          Robert J. Sutter, Dennis M. Mathisen, Dr. Kenneth J. Roering,
             Irwin L. Jacobs, Daniel T. Lindsay, and Howard Grodnick

      (INSTRUCTION:     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                        OR NOMINEES, WRITE EACH NOMINEE'S NAME IN THE SPACE
                        PROVIDED BELOW).


      ---------------------------------------------------------------------

2. RATIFICATION AND APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1998.

      [ ]  For              [ ]  Against            [ ]  Abstain

3. In their discretion, the proxies are authorized to transact such other business as may come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF NOMINEES NAMED HEREIN AND FOR THE OTHER PROPOSALS. Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority. If signer is a corporation, please sign the full name of the corporation by an authorized officer.

            Dated: __________________, 1998.


            ________________________________
                      (Signature)

            ________________________________
              (Signature, if held jointly)

            ________________________________
                  (Title or Authority)

            PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.